UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022  (March 21, 2022)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301 Castle Rock, CO 80109
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 21  , 2022, Riot Blockchain, Inc. (“Riot”, the “Company”, “we”, “us”, “our”, etc.) entered into a Separation and Release Agreement (the “Separation Agreement”) with our Chief Operating Officer, Megan M. Brooks-Anderson, regarding her separation from us, effective as of April 7, 2022 (the “Separation Date”), and her provision of certain transition services to us to help facilitate a smooth transition following the cessation of her employment with us from the Separation Date through July 7, 2022, unless earlier terminated as provided in the Separation Agreement (the “Transition Period”). Under applicable law, the Separation Agreement may be revoked for seven days following its execution; therefore, the Separation Agreement will become effective as of March 29, 2022, unless earlier revoked.

The Separation Agreement provides for: (i) a customary waiver and release in favor of the Corporation; (ii) reconfirmation and certain extensions of the obligations under existing agreements pertaining to confidentiality and intellectual property ownership; (iii) the parties’ agreements regarding cooperation following the Separation Date; (iv) the provision of certain transition services to the Corporation and payment of the transition services fees; and (v) upon the Separation Agreement becoming binding and enforceable by its terms, payment of the following amounts as separation benefits: (A) a cash severance payment of $406,250.00, less amounts withheld for applicable taxes, representing 15 months’ base salary, payable in semi-monthly installments commencing July 7, 2022 according to Riot’s ordinary compensation practices; (B) a lump-sum payment as of the Separation Date of $86,370.00, less amounts withheld for applicable taxes, representing the pro-rated portion of the gross annual Incentive Bonus amount for fiscal year 2022 accrued through the Separation Date; (C) continued vesting through the end of the Transition Period of 6,000 time-based restricted stock units (“RSUs”) previously granted under the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended, (the “2019 Equity Plan”) pursuant to the RSU award agreements dated as of April 7, 2021 and November 5, 2021, with acceleration of the final 1,500 RSUs awarded under the November 5, 2021 RSU award agreement as of July 7, 2022, as permitted under the 2019 Equity Plan and as approved by the Corporation’s Compensation and Human Resources Committee; (D) continued vesting through the end of the Transition Period of the performance-based restricted stock units (“PSUs”) previously granted under the 2019 Equity Plan pursuant to the PSU award agreement dated as of August 12, 2022, based on the Corporation’s performance as of the end of Q2 2022 on June 30, 2022; and (E) if continuing coverage under our group medical plan is elected pursuant to the Consolidated Omnibus Budget Reconciliation Act, as amended, (“COBRA”) payment of COBRA premiums until the earlier of 18 months after the Separation Date or the date such coverage commences under a subsequent employer’s medical insurance plan. Further, in consideration of the transition services, we agreed to pay a cash fee of $81,250.00, payable in semi-monthly installments throughout the Transition Period, and grant 75,000 RSUs under the 2019 Equity Plan, which are eligible to vest in three equal tranches as of May 7, 2022, June 7, 2022, and July 7, 2022.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01– Financial Statements and Exhibits.

(d)   Exhibits.

10.1*	Separation and Release Agreement, executed on March 21, 2022, between Riot Blockchain, Inc. and Megan Brooks-Anderson.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 * Certain marked portions of this exhibit have been omitted as confidential information.

 S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Name: Jeffrey McGonegal
Title: Chief Financial Officer

Date: March 23, 2022